SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

May 1, 2014

Date of Report (Date of Earliest Event Reported)

Rainbow International, Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-175337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

17422 E. Progress Drive, Suite 107
Centennial, CO 80015
(Address of principal executive offices)

720-432-0214

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this amendment on Form 8-K/A to the Current Report on Form 8-K filed on May 5, 2014 (the “Original Form 8-K”) by the registrant is to revise Item 5.01 to reflect additional details pertaining to the stock purchase agreement between the parties and the proposed operations of the registrant.   Except as described in this Amendment, no other changes have been made to the Original Form 8-K.   The Original Form 8-K continues to speak as of the date of the Original Form 8-K, and we have not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to the filing of the Original Form 8-K other than as expressly indicated in this Amendment.

Item 5.01

Changes in Control of Registrant

(a)  On May 1, 2014, Lucia Ozer agreed to retire the 112,000,000 common shares representing 100% of the common shares she holds in the registrant.  After the retirement, there will be 161,475,200 common shares and 5,000,000 Series A preferred shares issued and outstanding in the registrant.

On May 1, 2014, Donald Perks, the former officer and director of the registrant and the majority shareholder sold 57,475,200 common shares and 5,000,000 Series A preferred shares representing 100% of the common shares and preferred shares he holds in the registrant.  Donald Corn utilized personal funds to purchase the common shares and Series A preferred shares for $25,000.  After the retirement of the 112,000,000 common shares, Mr. Corn will hold 35.59% of the issued and outstanding common shares of the registrant and 100% of the voting Series A preferred shares resulting in a change of control in the registrant.    The Series A preferred shares vote at a ratio of 100 to 1 common shares, or 500,000,000 common shares in this case.  Therefore, Mr. Corn controls 84.28% of the registrant’s total issued and outstanding voting shares.

There are no arrangements or understandings between Mr. Corn and any other persons pursuant to which Mr. Corn was appointed as an officer and director of the registrant.  Mr. Corn does not have a direct or indirect material interest in any currently proposed transaction in which the registrant is to be a participant and the amount involved exceeds $120,000.

The registrant intends to focus on investing in the commercial production of hemp cannabidiol (“CBD”), investing in CBD-related products and profitable CBD market niches.

  Bulk CBDs:    CBDs are made from the hemp plant under strict CO2 extraction procedures.  Because hemp is not presently grown in Colorado or elsewhere in the US, the registrant has acquired several large sources from the EU where it can import bulk CBDs, under strict FDA-import guidelines.  These CBD lines are very pure and do not contain elements that have made the CBDs from China as non-acceptable.  Each bulk quantity of CBD extract will be individually laboratory-tested in the EU prior to payment and shipping to the registrant’s US location.

Once the bulk CBDs are received in the US, they will be re-formulated and shipped to bulk buyers; under a 50% pre-payment deposit, with full payment due upon delivery.  The registrant presently has acquired a working relationship with over 20 companies wanting to acquire its bulk CBDs.  The initial bulk CBDs will be acquired under contract for $0.078/mg of CBD ($78,000/kg) and resold for $0.098/mg to bulk clients ($98,000/kg) in kilogram lots (a kg is about the size of a 32 oz. Gatorade bottle).  Eventually, based upon a large production run in late summer 2014, the registrant believes it can reduce the cost of its EU CBD contracts to around $0.038/mg ($38,000/kg) and thereafter reduce the costs to its buyers to around $0.078/mg ($78,000/kg).

     Private CBDs:  The registrant intends to also grow its own CBDs from hemp crops produced on contracted farming acreage along Colorado’s Front Range.  These CBDs will be specifically formulated to include high concentrations of CBD and terpines.

     CBDerm™ and CBDrops™:  The registrant is in the process of developing CBDerm and CBDrops, products which can be applied topically (to the skin) or orally to provide relief.  Management is of the opinion that CBDerm will be especially useful in helping customers with arthritic and joint pain.  Simply apply the patch and leave it on for a designated period of time.

If the registrant is successful in developing its CBD product lines, it intends to seek patent protection as quickly as possible.

(b)

There are no arrangements, known to the registrant, the operation of which may at a subsequent date result in a change of control of the registrant.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2014, Donald Perks, sole officer and director of the registrant, resigned in conjunction with the change of control of the registrant.

On May 1, 2014, Donald Corn was appointed the sole officer and director of the registrant.  Mr. Corn has an extensive business marketing background and has been involved in developing leading edge product offerings in several industries, including the first BioTech Online database for medical researchers; the HUD HomeSource for real estate, and targeted mobile platform applications.  Since then, Mr. Corn has worked as a private investor.  Mr. Corn graduated from USMA in 1971.   From 1971 to 1976, Mr. Corn had a distinguished career as an Officer in the Armed Forces, where he managed the largest supply and maintenance facility in the US Army; later engaged a second career as an IBM computer sales and marketing professional.   Mr. Corn grew up in a large farming operation in Kansas and the Company believes he has a sufficient background to implement both hemp farming operations along the Front Range of Colorado, as well as a production/distribution and nationwide market organization to capitalize on these new growth industry.

Item 7.01

Regulation FD Disclosure

The information in this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.   This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Immediately concurrently with the closing of this transaction by which Mr. Corn acquired control as set forth in Item 5.01, the registrant will cease all current operations.  Moving forward and as more fully described under Item 5.01, the registrant plans to manufacture and distribute a product line of topical pain remedies using homeopathic ingredients developed from industrial cannabidiol.  Additional information describing our new business model and objectives will be filed by amendment as soon as practicable.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

99.1

Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Rainbow International, Corp.

By:  /s/ Donald R. Corn

        Donald R. Corn

        Chief Executive Officer

Dated:  May 12, 2014